Filed Pursuant to Rule 433 of the Securities Act of 1933

Issuer Free Writing Prospectus dated February 3, 2022

Relating to the Preliminary Prospectus dated February 3, 2022

Registration No. 333-261384

PHOENIXMOTORCARS.COM 1 ROADSHOW PRESENTATION FEBRUARY | 2022

PHOENIXMOTORCARS.COM 2 Free Writing Prospectus We have previously filed a registration statement on Form S - 1 (including a preliminary prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering to which this presentation relates . The registration statement has not yet become effective . Before you invest, you should carefully read the preliminary prospectus in that registration statement (including the risk factors described therein), and other documents we have filed with the SEC for more complete information about the Issuer and this offering . You may get these documents for free by visiting EDGAR on the SEC Web site at www . sec . gov . Alternatively, you may obtain an electronic copy of the preliminary prospectus and, when available, the prospectus by calling contacting Maxim Group, LLC, Prospectus Department, 300 Park Avenue, New York, NY 10022 ; Telephone : (800) 724 - 0761 ; Email : syndicates@maximgp . com This presentation does not constitute an offer to sell or issue or the solicitation of an offer to buy or acquire securities Phoenix Motor Inc . (the “Company”) in any jurisdiction or an inducement to enter into investment activity, nor may it or any part of it form the basis of or be relied on in connection with any contract or commitment whatsoever . The information herein has been prepared by the Company solely for use in this presentation . No representation, warranty or undertaking, express or implied, is made as to, and no reliance should be placed on, the fairness, accuracy, completeness or correctness of the information or the opinions contained herein . None of the Company or any of its affiliates, advisors or representatives will be liable (in negligence or otherwise) for any loss howsoever arising from any use of this presentation or its contents or otherwise arising in connection with the presentation . This announcement contains forward - looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 . All statements other than statements of historical fact in this announcement are forward - looking statements, including but not limited to, the Company's ability to raise additional capital to finance the Company's activities ; the effectiveness, profitability and marketability of its products ; the future trading of the securities of the Company ; the period of time for which the Company's current liquidity will enable the Company to fund its operations ; general economic and business conditions ; the volatility of the Company's operating results and financial condition ; and other risks detailed in the Company's filings with the Securities and Exchange Commission . These forward - looking statements involve known and unknown risks and uncertainties and are based on current expectations, assumptions, estimates and projections about the Company and the industry in which the Company operates . The Company undertakes no obligation to update forward - looking statements to reflect subsequent occurring events or circumstances, or to changes in its expectations, except as may be required by law . Although the Company believes that the expectations expressed in these forward looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results . DISCLAIMERS & SAFE HARBOR STATEMENT

PHOENIXMOTORCARS.COM 3 ISSUER: Phoenix Motor Inc. (“Phoenix Motor” or the “Company”) PROPOSED EXCHANGE / SYMBOL: NasdaqCM / PEV, PEVMW OFFERING SIZE: $20.0 million (excluding 15% over - allotment option) OFFERING TYPE : Initial Public Offering SECURITIES OFFERED: Units (1 share of common stock & 1 warrant to purchase 1 share of common stock) WARRANT STRUCTURE: 5 - year tradeable warrant; exercise price equal to 100% of public offering price per Unit PRICE RANGE: $4.00 – $6.00 per unit ANTICIPATED USE OF PROCEEDS: To fund R&D, product development, capacity expansion, and for working capital and other general corporate purposes UNDERWRITERS: Maxim Group LLC, Roth Capital Partners, LLC and EF Hutton, division of Benchmark Investments, LLC OFFERING SUMMARY

PHOENIXMOTORCARS.COM 4 TWO BRANDS • Established in 2003, close to 20 years EV experience • 50+ customers and over 100 vehicles deployed • Over 3 million miles on the road COMMERCIAL VEHICLES LIGHT DUTY VEHICLES • Launched in 2020 Pickup Truck and Delivery Vans • Future concept Pickup Truck and Delivery Van show cars debuted at the 2021 Los Angeles Auto Show ENGINEERING Currently developing 4 th Gen Powertrain and Ground - up Chassis EXECUTIVE SUMMARY INTELLIGENT Utilizing latest technologies in software and hardware to enhance driving experience and productivity GROWTH Key revenue streams in high growth markets Commercial EV Consumer EV Electric Forklift EV Charing Solutions

PHOENIXMOTORCARS.COM 5 Founded in 2003 in California, Phoenix is an Industry Pioneer Developing Consumer and Commercial EVs with close to 20 YEARS Experience with 3M+ Driving Miles Developing cutting edge zero emission drivetrains for medium duty vehicles 2010 Founded in 2003 in California 2003 1 st all - electric bus deployed at NASA’s Jet Propulsion Laboratory 2015 1st all - electric fleet deployed at LAX Wally Park parking complex 2016 Marketing launch of 2 nd gen. High Power Drive System for Ford E - 450 chassis 2018 Deployment of 2nd gen. High Power Drive System with 3 deliveries to Park&Zoom in Austin, TX 2019 Acquired by SPI Energy Co., Ltd. 2020 Introduced Full Range Of EV charging solutions Launched 3rd generation powertrain 2021 Conceptualized & Introduced EdisonFuture’s next generation EV pickup truck 2021 Phoenix all - electric pickup truck showcased President George W Bush at the White House in February 2007 2007 COMPANY HISTORY

PHOENIXMOTORCARS.COM 6 To Be Leaders in Sustainable Transportation with Focus on Developing Inte l ligent, Energy Efficient and Innovative Design. SHUTTLE BUSES SCHOOL BUSES WORK TRUCKS CITY DELIVERY LAST MILE DELIVERY PICKUP TRUCKS OUR MISSION

PHOENIXMOTORCARS.COM 7 Key Relationships with OEMs, Customers and Dealerships Flexible Asset Light Business Model Capabilities to Design, Develop and Deliver EVs Experienced and Proven Management Team PEV 1 3 4 5 Multiple Revenue Streams 2 INVESTMENT HIGHLIGHTS

PHOENIXMOTORCARS.COM 8 Tarek Helou COO Electrical Engineer with MBA graduate, and over 18 years experience in product planning and strategy focus Joe Mitchell CEO 30 years of automotive industry executive leadership experience including 20 years directly in the EV market, with an MBA from Vanderbilt University Ronald Iacobelli CTO 30 years of automotive technology experience., including over 20 years in H/EV and connected vehicle technologies, OEM and startup experience including cofounding two companies Chris Wang CFO 20+ years of leadership and corporate finance roles in public companies and cross - border M&A transactions. CFO and then President of Fushi Copperweld , Inc from 2005 to 2016 Jose Paul CMO Over 19 years industry experience in leading research, strategic marketing & business expansion in the automotive and transportation sectors Edmund Shen VP Products Management Product and business leader with 23 years of Silicon Valley experience in EVs, AI, robotics, energy, equipment, and software Ira Feintuch SVP & Global Head of EV Charging Solutions Experienced leader holding multiple executive level positions and demonstrating a successful history of working in the energy industry, focusing heavily on EV infrastructure Josh Selin VP Customer Service Extensive technical background in alternative fuels and systems integration. 15+ years of customer relations with unwavering commitment to product quality Chao Xue VP Operations Extensive EV operational experience. Most recently heading the Gillig bus company’s EV operations and previously with BYD Tony Zhou SVP Autonomous Driving Autonomous driving expert with over 23 years of experience. Master’s degree in electrical and computer engineering from Wayne State University. Thomas Allen VP Sales Dr. Calvin Lee VP engineering Worked at Ford Motor Company on hybrid powertrain systems for 18 years. Launched the Fisker Karma range extended EV into production in 2012. HIGHLY EXPERIENCED MANAGEMENT TEAM Over 10+ years experience in the electric vehicle and electric distribution sectors, successfully leading the sales department to record growth and expansion

PHOENIXMOTORCARS.COM 9 2030 FORECASTED EV MARKET SIZE COMMERCIAL LIGHT & MEDIUM DUTY EV (CLASS 3 – 6) EV CHARGERS ELECTRIC FORKLIFTS ELECTRIC PICKUP TRUCKS *Source: International Council for Clean Transportation. *Source: www.interactanalysis.com US Forklift Market: Electrification % *Source: www.mckinsey.com US Medium Duty Trucks: Electrification % $6 BILLION $6.8 BILLION $12 BILLION • Global EV Market size is projected to grow by 2030 at a CAGR of 26.8% • Growing demand and increasing support by governments through subsidies & tax rebates • Increasing investments by governments to develop EV charging stations • 20% electric penetration expected in the pickup truck market by 2030 SIGNFICANT GROWTH ACROSS TARGET SEGMENTS OVER THE NEXT DECADE *Source: EVAdoption.com $60 BILLION INDUSTRY OVERVIEW

PHOENIXMOTORCARS.COM 10 INTELLIGENT PICK UP / VAN Show car launch & collect initial orders Engineering & homol o gation Commercial Medium Duty EVs Industry Leading All - Electric Trucks, Shuttle Buses & School Buses Electric Forklifts Affordable, lithium - ion electric forklifts with best - in - class warranty EV Infrastructure Solutions 2023 & Beyond 2022 2021 GROUND - UP CHASSIS & PLATFORM SMART WAREHOUSE SOLUTIONS CONNECTED SMART CHARING SOLTIONS Consumer & Commercial Light Duty Pick - up & Last Mile Platform Cutting Edge intelligent Pick - Up & Urban Delivery Vehicle with Revolutionary Design EV Charging Range of residential and commercial EV chargers and network solutions PRODUCT & GROWTH STRATEGY

PHOENIXMOTORCARS.COM 11 Manufacturer of All - electric Medium Duty Vehicles Built in the US Up to 24 Seats Capacity Multiple Seating Configurations: ▪ Perimeter seating ▪ Forward facing seats ▪ ADA wheelchair access ▪ Luggage racks ▪ All accessories available on ICE shuttles ZEUS 400 – ELECTRIC SHUTTLE BUS • Up to 6,000 lbs payload • Multiple body • configurations including: Electric chassis, flatbed trucks, box trucks, utility trucks, reefer trucks, service trucks, animal control trucks and various custom bodies ZEUS 500 – ELECTRIC TRUCKS • Vehicle Highlights • Seating capacity up to 25 passengers • Variable track seating up to 6 wheelchair positions • Interior and exterior camera system • Integrated child booster seats • WIFI for passengers ZEUS 600 – ELECTRIC TYPE A SCHOOL BUS Wide range of customers across airport parking, hotels, campuses, cities, municipalities, ports, micro - transit services and dial - a - ride applications CORE EV BUSINESS 3,000,000+ Miles Driven 100+ Shuttle Buses & Trucks Deployed 50+ Commercial Fleet Customers

PHOENIXMOTORCARS.COM 12 GROUND - UP DESIGN Purpose built EV chassis & vehicles for Class 3 – 6 medium - duty segment GEN - 4 Significant Cost Efficiencies Supporting Volume Growth GEN - 3 Modular Battery Packs with Liquid Cooling – Up to 160 mile range GEN - 1 Electric Drivetrain Mated to Conventional Chassis & Gear Box GEN - 2 Electric Drivetrain On Conventional Chassis with Direct Drive 2024 2022 2021 2019 2014 MEDIUM - DUTY EV PLATFORM (CLASS 3, 4, 5)

PHOENIXMOTORCARS.COM 13 EFFICIENT BY DESIGN ▪ Class 3 to 6 – focus class 4/5 ▪ Hi - efficiency ELECTRIC ▪ Low Floor – ergonomics and productivity ▪ Light - weight materials ▪ Leading payload to curb weight ▪ Modular Chassis – front/rear drive, range of wheelbase/GVW ▪ Long Life design ADAS AND CONNECTED CONTROLS ▪ Advanced Phoenix Connect telematics: Route planning, charging and fleet optimization ▪ Drive and steer by wire – ADAS and expandable automation ▪ OTA updates and controls MODULAR ENERGY ON DEMAND ▪ Variable Base battery ▪ Fuel Cell range extender – Post launch SMALL MANUFACTURING FOOTPRINT ▪ Primarily assembly ▪ Single piece flow – variants on common line ▪ Composite panels – minimal on site welding and paint CHARGING DIVERSITY ▪ Level 2 ▪ Level 3 CCS ▪ Wireless Charging ▪ V2G capability DEVELOPED WITH INDUSTRY PARTNERS ▪ Addressing the demands of fleets and varied body styles includes shuttles, work trucks, delivery trucks and RVs DEVELOPING MEDIUM - DUTY GROUND UP CHASSIS DESIGN TO IMPROVE COST, EFFICIENCY AND PERFORMANCE

PHOENIXMOTORCARS.COM 14 ▪ Maximize part commonality, including powertrain, energy storage and chassis systems ▪ Minimize production complexity and tooling ▪ Commercial platform will leverage existing customer base and sales channels 1 PLATFORM 2 PRODUCTS PICKUP Consumer & Commercial Markets VAN Consumer & Commercial Markets EDISONFUTURE FUTURE PLATFORM FOR LIGHT - DUTY VEHICLES ON PRODUCT ROADMAP

PHOENIXMOTORCARS.COM 15 Innovative Flex Platform Multiple wheelbase and body configurations • Flexible Configurations including multiple wheelbase and roof height options • Developing Point2Point Autonomous Driving SHOW CARS DEVELOPED AND PRODUCTS IN EARLY STAGES OF DEVELOPMENT LIGHT - DUTY ELECTRIC SOLAR PICKUP TRUCK & DELIVERY VAN

PHOENIXMOTORCARS.COM 16 INFRASTRUCTURE BILL Federal Govt. plans to support deployment of 500,000 EV chargers across the nation 12 Lvl 2 & 39 Lvl 3 CHARGERS DEPLOYED TO DATE. 22 UNITS IN BACKLOG Range of Products & Services ▪ L2 EV Chargers (AC Charging) ▪ DC Fast Charger (DC Charging) ▪ SaaS – Cloud Based Platform ▪ ChaaS – Charging - as - a - Service ▪ Maintenance & Aftersales Support ▪ Proactive Monitoring for Customers • Offering a one - stop - solution to customers while leveraging relationships with existing EV customers • Targeting both commercial and consumer customers • Partnering with leading EVSE & charging technology suppliers CHARGERS & EV INFRASTRUCTURE

PHOENIXMOTORCARS.COM 17 E DRIVE TECH Integrating best of breed componentry with proprietary systems, ENERGY STORAGE Modular energy on demand MODULAR e - CHASSIS & VEHICLE DESIGN INTELLIGENT AND AUTOMATED DRIVING Vehicle Efficiency & Progressive Automation EXPERIENCE AND CONNECTED SERVICES Secure wireless gateway CHARGERS Network and smart - grid capability Light Duty Platform for Class 1 - 2 Medium Duty Platform for Class 3 – 6 Purpose built electric platforms CONNECTED CLOUD AI Powered Solutions ALIGNED TO OUR ASSET LIGHT DEELOPMENT STRATEGY CORE TECHNOLOGY PILLARS

PHOENIXMOTORCARS.COM 18 In - Vehicle Network Distributed Controls Smart Cockpit Autonomous Drive CLOUD SERVICE APP STORE OVER - THE - AIR SOLUTIONS VIRTUAL ASSISTANT BIG DATA EXPANDING CONNECTED VEHICLE TECHNOLOGY CAPABILITIES WITH KEY LEADERSHIP TEAM ONBOARD DEVELOPING INTELLIGENT DRIVING FOR FLEETS

PHOENIXMOTORCARS.COM 19 ▪ Maximize output at current Anaheim, CA location through process optimization ▪ Leverage other facilities to increase output capacity through 2022 and beyond ▪ With focus upfront on the manufacturing process, this allows for the utilization of existing facilities and capacities ▪ Expanding our partnerships with established OEMs and assembly facilities ▪ This strategy for production provides the Company with flexibility for capacity alignment with demand, lean manufacturing , and a capital light approach that optimizes investments ASSET LIGHT PRODUCTION MODEL & PROCESS

PHOENIXMOTORCARS.COM 20 3,000,000+ Miles Driven 100+ Shuttle Buses & Trucks Deployed 50+ Commercial Fleet Customers 50+ Chargers Deployed Compelling history of delivering vehicles and generating revenue BACKLOG (as of 12/31/21) FINANCIAL SUMMARY FINANCIALS 9 MONTHS ENDED 9/30/21 REVENUE: $1.7 million GROSS MARGIN: (9.3%) NET PROFIT: ($6.3 million) 63 UNITS ($11.1 million) 31 UNITS ($4.1 million) (Confirmed / POs Expected)

PHOENIXMOTORCARS.COM 21 Next Generation Commercial Chassis Asset Light CAPACITY EXPANSION • Key use of funds to develop Cost Competitive and Advanced Technology Ground up Medium - Duty Chassis Platform • Utilizing key supplier partners and targeted investment in key technologies yielding the optimum use of proceeds Multiple Revenue Streams in Place • Established revenue streams in existing businesses to support both existing customer base and foundation for future business Common Platform Approach • Cost effective platform approach to support multiple models with minimal investment to expand product offerings KEY APPLICATION OF FUNDS

PHOENIXMOTORCARS.COM 22 Key Relationships with OEMs, Customers and Dealerships Flexible Asset Light Business Model Capabilities to Design, Develop and Deliver EVs Experienced and Proven Management Team PEV 1 3 4 5 Multiple Revenue Streams 2 INVESTMENT RECAP

PHOENIXMOTORCARS.COM 23 Denton Peng Chairman denton.peng@spigroups.com Randy Conone SVP Investor Relations & Finance randy.conone@spigroups.com Chris Wang CFO chrisw@phoenixmotorcars.com Joe Mitchell CEO JoeM@phoenixmotorcars.com edisonfuture.com phoenixmotorcars.com

PHOENIXMOTORCARS.COM 24 Dr. Lance Zhou 30 years auto industry veteran. CEO of Karma Automotive; CEO and President of Beijing Foton - Daimler Automotive, and VP of Daimler Global; CEO of Naveco . PhD from Nanjing University of Science and Technology. Denton Peng 20 years of Renewable Energy industry experience in solar, battery storage, EV and EV charging. Beijing University Guanghua School of Management. John F. Perkowski Founder of JFP Holding, founder and CEO of ASIMCO, 21 years investment banking at Paine Webber. Yale and Harvard Business School. Hoong Khoeng Cheong 30 years of engineering and operation experience in the solar and electronics industries. Nanyang Technological University, Singapore. Dr. Zhenxing Fu 30 years auto industry veteran, 15 years with DaimlerChrysler, Visteon, Ford, Prestolite Electric, Buehler Motors. Post Doc in EE with Univ of Kentucky. Sam Van 10 years senior management experience at NYSE, 5 years as Associate Principal at FINRA, 1 year with CFIUS. Currently MD with Deltec Investment. Cornell MBA Steve Stivers 30 years experience as public and private sector executive, including five - term U.S. Congressman , Major General in Ohio Army National Guard, decade in financial industry, Ohio State MBA. BOARD OF DIRECTORS

PHOENIXMOTORCARS.COM 25 CAP TABLE The above table includes 70,000,000 shares of common stock outstanding and owned by SPI Energy Co., Ltd. ( NasdaqGS : SPI) as of December 31, 2021, and excludes: • 4,200,000 shares of common stock issuable upon the exercise of outstanding options at an exercise price of $0.43 per share. • 7,241,000 shares reserved for issuance upon the exercise of incentive stock options (ISOs) under the 2021 Omnibus Equity Incentive Plan and non - qualified stock options (NSOs), at a weighted average exercise price of $0.43. • 4,600,000 shares reserved for issuance under the Warrants in this Offering. • 600,000 shares reserved for the exercise of the underwriter’s over - allotment option. • 322,000 shares reserved for issuance under the Representative’s Warrants. Shares Purchased Number of Shares Percent Existing Stockholders (SPI) 70,000,000 94.6% IPO Investors 4,000,000 5.4% Total 74,000,000 100%